Exhibit 99.1

Viad Corp Transforms into Pursuit, a Pure-Play Attractions and Hospitality Leader, Following Completion of Sale of GES Business

Will Begin Trading Under New NYSE Ticker, PRSU, on January 2, 2025

Transitions Executive Leadership and Announces Changes to Board of Directors

Completes Conversion of 5.5% Convertible Series A Preferred Stock

SCOTTSDALE, Ariz. – Viad Corp (NYSE: VVI) (“Viad”) today announced it has completed the sale of its GES business to Truelink Capital for $535 million and will relaunch as Pursuit Attractions and Hospitality, Inc. (“Pursuit”), a standalone attractions and hospitality company with a singular focus on delivering unforgettable experiences in iconic destinations.

The total GES purchase price of $535 million comprises $510 million payable at closing, subject to customary adjustments for GES’ levels of cash, indebtedness, net working capital and transaction expenses, and $25 million payable one year from the closing date. Cash proceeds from the transaction were used to retire Viad’s 2021 Credit Facility, and to put excess cash on the balance sheet to accelerate Pursuit’s growth through its Refresh, Build, Buy strategy.

As previously announced, Pursuit will begin trading on the New York Stock Exchange under a new ticker, PRSU, on January 2, 2025. Viad also announced today certain changes to its Board of Directors and completion of the conversion of its 5.5% Convertible Preferred Shares.

“This is an exciting and transformative time for our Company, our team members, and our shareholders,” said Steve Moster, outgoing President and CEO of Viad. “I am incredibly grateful for the dedication and drive of our team and our Board that enabled us to reach this pivotal milestone and enter a new chapter of growth and shareholder value creation under David Barry’s leadership.”

Moster added, “I am also excited for Derek Linde and the rest of the GES team as they become part of Truelink. Derek has been a trusted thought partner to me in his role as COO of Viad, and I wish him the best in his new role as President and CEO of GES.”

“Pursuit has carefully created a portfolio of world-class, high-return and irreplicable assets and experiences in some of the world’s most iconic and sought-after locations,” said David Barry, President and CEO of Pursuit. “We have built a leadership position in an industry with high barriers to entry, strong perennial demand, and significant market tailwinds. With an enhanced and robust balance sheet in place, we can accelerate our growth through adding new, iconic attractions and lodges that drive guest experience, economies of scale and scope, and improving financial performance.”

Pursuit: A Pure-Play Attractions and Hospitality Leader

Pursuit is an attractions and hospitality company that owns and operates a collection of inspiring and unforgettable experiences in iconic destinations in the United States, Canada, and Iceland. Pursuit’s elevated hospitality experiences include 14 world-class point-of-interest attractions and 28 distinctive lodges, along with integrated restaurants, retail and transportation that enable visitors to discover and connect with stunning national parks and renowned global travel locations.

The transaction has established a strong balance sheet to accelerate Pursuit’s growth through its proven Refresh, Build, Buy strategy and as a standalone publicly traded company, Pursuit expects to:

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Better allocate resources and capital to pursue a separate and distinct growth model led by a proven team;
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Leverage the Company’s substantially improved balance sheet to fuel high-return growth opportunities through its proven Refresh, Build, Buy strategy;
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Incorporate vertically integrated lodging and hospitality experiences to drive cross selling and upselling opportunities;
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Create irreplicable attractions in iconic locations that drive guest experience, economies of scale and enhanced financial performance;
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Simplify the Company’s business to better align with investor preferences and overall market trends; and
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Enhance opportunities for employees as the business continues to expand within existing markets and diversify into new markets.

Leadership and Board of Director Changes

As previously announced, effective with the close of the transaction on December 31, 2024, David Barry, President of Viad’s Pursuit business since 2015, assumed the role of President and CEO of the Company. Steve Moster, former President and CEO of Viad will continue to serve in an advisory capacity through March 1, 2025.

Barry has also been appointed to the Pursuit Board of Directors (the “Board”), replacing Moster. In addition, Richard Dozer and Edward Mace have resigned from the Board, reducing the size of the Board to seven directors, six of whom are independent. With these changes, Joshua Schechter has been appointed Chairman of the Board. Jill Bright is serving as Chair of the Human Resources Committee, and Beverly K. Carmichael is serving as Chair of the Corporate Governance and Nominating Committee.

“I would like to express my deepest gratitude to Rich and Ed for their many years of service on our Board and their unwavering commitment to Viad’s shareholders,” said Moster. “Each has offered invaluable insights and played an instrumental role in successfully guiding the company through many important changes over the years.”

“It has been a privilege to serve Viad’s shareholders, and to support Steve and the rest of the company’s talented and driven management team,” said Dozer. “I wish Steve the best in his future endeavors and I am confident that the company will have a very bright future as Pursuit under David’s leadership.”

Mandatory Conversion of 5.5% Convertible Series A Preferred Stock

On December 31, 2024, the Company effected the previously announced mandatory conversion of its 135,000 shares of 5.5% Convertible Series A Preferred Stock (the “Preferred Stock”) into approximately 6.7 million shares of its common stock, bringing the total number of common shares outstanding to approximately 28 million shares. The Company paid its final quarterly dividend of $1.9 million on the Preferred Stock on December 31, 2024, and no additional dividends will accrue or be payable on the Preferred Stock.

Advisors

In connection with the sale of GES to Truelink Capital, Moelis & Company LLC served as financial advisor to Viad, and Latham & Watkins LLP served as legal counsel.

About Viad

Viad (NYSE: VVI) historically operated through two businesses, Pursuit and GES, with a business strategy focused on delivering extraordinary experiences for our teams, clients and guests, and significant and sustainable growth and above-market returns for our shareholders. Viad is an S&P SmallCap 600 company.

Pursuit is an attractions and hospitality company that owns and operates a collection of inspiring and unforgettable experiences in iconic destinations in the United States, Canada, and Iceland. Pursuit’s elevated hospitality experiences include 14 world-class point-of-interest attractions and 28 distinctive lodges, along with integrated restaurants, retail and transportation that enable visitors to discover and connect with stunning national parks and renowned global travel locations.

GES is a global exhibition services and experiential marketing company offering a comprehensive range of services to the world’s leading event organizers and brands through two reportable segments, GES Exhibitions and Spiro.

For more information about Viad, visit www.viad.com and for more information about Pursuit, visit www.pursuitcollection.com.

About Truelink Capital

Truelink Capital is a middle-market private equity firm based in Los Angeles. Truelink pairs deep industry experience in the industrials and technology-enabled services sectors with a commitment to building partnerships that drive long-term value through an operationally focused strategy. Truelink partners with management, corporate sellers, and founders to accelerate growth through the execution of strategic initiatives and transformative add-on acquisitions.

Forward-Looking Statements

This press release contains a number of forward-looking statements. Words, and variations of words, such as “will,” “can,” “may,” “expect,” “would,” “could,” “might,” “intend,” “plan,”

“believe,” “estimate,” “anticipate,” “deliver,” “seek,” “aim,” “potential,” “target,” “outlook,” and similar expressions are intended to identify our forward-looking statements. Such forward-looking statements include those that address activities, events or developments that Viad or its management believes or anticipates may occur in the future, including all statements regarding expectations concerning Pursuit’s opportunities and performance as a standalone public company. Similarly, statements that describe our go-forward business strategy, objectives, plans, intentions, or goals also are forward-looking statements. These forward-looking statements are not historical facts and are subject to a host of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those in the forward-looking statements. Important factors that could cause actual results to differ materially from those described in our forward-looking statements are set forth under Item 1A, “Risk Factors,” of our most recent annual report on Form 10-K and in our most recent Quarterly Report on Form 10-Q filed with the SEC. We disclaim and do not undertake any obligation to update or revise any forward-looking statement in this press release except as required by applicable law or regulation.

Contacts

Carrie Long or Michelle Porhola

Investor Relations

(602) 207-2681

ir@viad.com or ir@pursuitcollection.com

Scott Bisang or Nick Lamplough

Media Relations

Pursuit-CS@collectedstrategies.com